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                                                                    EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF CARRIER 1 INTERNATIONAL S.A.
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SUBSIDIARY                                          ORGANIZATION
Carrier 1 International GmbH                        Switzerland
Telecommunikation Carrier 1 GmbH                    Austria
Carrier1 Belgium SPRL                               Belgium
Carrier1 Denmark Aps                                Denmark
Carrier1 France Holding Sarl                        France
Carrier1 France Sarl                                France
Carrier1 Holding GmbH                               Germany
Carrier1 GmbH & Co. KG                              Germany
Carrier1 Beteiligungs GmbH                          Germany
Carrier1 Fiber Network Beteiligungs GmbH            Germany
Carrier1 Fiber NetworkGmbH & Co. oHG                Germany
Carrier1 UK Ltd.                                    Great Britain
Carrier1 Italia Srl                                 Italy
Carrier1 International Management S.A.              Luxembourg
Carrier1 B.V.                                       The Netherlands
Carrier1 Nordics AB                                 Sweden
Carrier1 Networks GmbH                              Switzerland
Carrier1, Inc.                                      Delaware, United States of America
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